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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-28594, 33-9549, 2-87202, 2-80712, 33-65244, 33-
61063, 333-34525, 333-87071 and 333-87073) of Chemed Corporation of our report dated February 4, 2002 relating to the financial statements, which appears on page 9 of the 2001 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 4, 2002 relating to the Financial Statement Schedule, which appears on page S-2 of this Form 10-K.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Cincinnati, Ohio
March 28, 2002